Exhibit 10.2

Security Agreement

By

and

The Other Grantors Party Hereto,
as Grantors,

and

as Collateral Agent

_________________________

Dated as of May 3, 2019

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Schedules

Schedule I	Investment Property
Schedule II	Commercial Tort Claims
Schedule III	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule IV	Locations of Equipment and Inventory
Schedule V	Letters of Credit

Annexes

Annex I	Form of Joinder Agreement

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Security Agreement

This Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as May 3, 2019, is made by and among LogicMark, LLC, a Delaware limited liability company (“Borrower”), Nxt-ID, Inc., a Delaware corporation (“Parent”), each Subsidiary of Parent that is a party hereto or may become a party hereto pursuant to Section 7.13 of this Agreement (together with Borrower and Parent, collectively, the “Grantors”) and                                                                                    , as collateral agent (in such capacity, and together with any successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Recitals

A. Pursuant to that certain Senior Secured Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Borrower,                   , in its capacity as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”) and Collateral Agent, and the lenders party thereto from time to time (the “Lenders”), the Grantors are required to enter into this Agreement.

B. Each Grantor (other than Borrower) has, pursuant to that certain Guaranty Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), among Parent, each of the Subsidiaries of Parent party thereto and the Administrative Agent, among other things, unconditionally guaranteed the Obligations (as defined in the Credit Agreement) of Borrower and the Loan Parties.

C. Each of Borrower and each other Grantor will receive substantial benefits from the execution and delivery of the Credit Agreement and performance of the obligations thereunder and is, therefore, willing to enter into this Agreement.

D. This Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

Now Therefore, in consideration of the foregoing and other benefits accruing each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following grant, agreements and representations and warranties to the Collateral Agent for the benefit of the Secured Parties (and each of their respective successors and permitted assigns), as follows:

ARTICLE I

Definitions

SECTION 1.01. Uniform Commercial Code Defined Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following which are capitalized herein:

“Accounts”; “Certificate of Title”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Customer”; “Commodity Intermediary”; “Deposit Accounts”; “Documents”; “Electronic Chattel Paper”; “Entitlement Holder”; “Entitlement Order”; “Equipment”; “Financial Assets”; “Fixtures”; “Goods”; “Instruments” (as defined in Article 9 rather than Article 3 of the UCC); “Inventory”; “Investment Property”; Letter-of-Credit Rights”; “Letters of Credit”; “Securities”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper”.

SECTION 1.02. Credit Agreement Defined Terms. Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

SECTION 1.03. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts Receivable” shall mean all Accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), letter of credit rights, general intangibles (including, without limitation, payment intangibles), and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all right, title and interest in any returned goods, together with all rights, title, securities and guarantees with respect thereto, including, without limitation, any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens, mortgages, pledges, letters of credit, supporting agreements and other related contracts, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Books and Records” shall mean all instruments, files, records, ledger sheets and documents (including, without limitation, customer lists, credit files, printouts and other computer output materials) evidencing, covering or relating to any of the Collateral.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Charges” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, maritime, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral” shall mean with respect to each of the Grantors all of the following, in each case, whether now owned or hereafter acquired, wherever located and whether now or hereafter existing or arising:

(a) Accounts;

(b) Accounts Receivable;

(c) Books and Records;

(d) cash and Cash Equivalents;

(e) Chattel Paper;

(f) Commercial Tort Claims;

(g) Deposit Accounts and Collateral Account Funds;

(h) Documents;

(i) Equipment;

(j) Financial Assets;

(k) Fixtures;

(l) General Intangibles;

(m) Goods;

(n) Instruments;

(o) Intellectual Property;

(p) Inventory;

(q) Investment Property;

(r) Letter-of-Credit Rights;

(s) Letters of Credit;

(t) Securities Accounts;

(u) Securities Collateral;

(v) Supporting Obligations;

(w) to the extent not covered by clauses (a) through (v) of this definition, all other personal property, whether tangible or intangible; and

(x) Proceeds of any and all of the foregoing;

provided that, notwithstanding the foregoing, “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Collateral (unless and to the extent such property thereafter constitutes Excluded Property).

“Collateral Account Funds” shall mean, collectively, the following from time to time on deposit in the Deposit Accounts and Securities Accounts (other than any Excluded Accounts): all funds, investments (including, without limitation, all Cash Equivalents) and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the Introductory paragraph of this Agreement.

“Collateral Estate” shall have the meaning assigned to such term in Section 2.01.

“Computer Software” shall mean all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106(d) of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106(b) of the UCC.

“Control Agreement” shall mean an agreement in form and substance reasonably acceptable to the Collateral Agent for the purpose of effecting Control with respect to any Deposit Account, Securities Account or Commodity Account.

“Copyright License” shall mean each written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the copyrights, registrations and applications listed in Schedule 5.17 of the Credit Agreement, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of such copyrights and (ii) reissues, renewals, continuations and extensions thereof.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Excluded Accounts” shall mean accounts used solely as, in each case, payroll accounts, health savings accounts, tax withholding or other fiduciary deposit accounts.

“Excluded Property” shall have the meaning specified in the Credit Agreement.

“General Intangibles” shall mean, collectively, all “general intangibles,” as such term is defined in the UCC, and in any event shall include, without limitation, all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims.

“Grantors” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned by a Grantor, or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Computer Software, Licenses, Trademarks, Trade Secrets, confidential or proprietary technical and business information and other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Lenders” shall have the meaning assigned to such term in the Recitals of this Agreement.

“License” shall mean any Patent License, Trademark License or Copyright License providing for the grant by or to any Grantor of any right to or under any Intellectual Property including, without limitation, those listed on Schedule 5.17 of the Credit Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by a Grantor: (a) all industrial designs, mask works, letters patent, all registrations and recordings thereof, and all applications for letters patent, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule 5.17 of the Credit Agreement, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and all improvements thereto.

“Permitted Liens” means any Liens permitted under Section 7.01 of the Credit Agreement.

“Pledged Debt Securities” shall have the meaning assigned to such term in the definition of “Securities Collateral”.

“Proceeds” shall mean, collectively, all “proceeds,” as such term is defined in the UCC, and in any event shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License, (c) income, fees, royalties and payments now or hereafter due and/or payable with respect to any Intellectual Property and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” means all Obligations of each Grantor now or hereafter existing under the Loan Documents.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

“Security Interest” shall have the meaning assigned to such term in Section 3.01(a).

“Securities Collateral” means (a)(i) all debt securities owned by any Grantor (including the property listed opposite the name of each Grantor on Schedule I hereto), (ii) all debt securities in the future issued to any Grantor and (iii) all promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt Securities”); (b) subject to Section 5.13, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) above; (c) subject to Section 5.13, all rights and privileges of any Grantor with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all Proceeds of any and all of the foregoing; provided that no Excluded Property shall constitute Securities Collateral.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by a Grantor: (a) all trademarks, service marks, domain names, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any State of the United States, and all extensions or renewals thereof, including those listed on Schedule 5.17 of the Credit Agreement, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trade Secrets” shall mean all confidential and proprietary information, including, without limitation, know-how, show-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular; and

(5) where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.

ARTICLE II

Authority of Collateral Agent

SECTION 2.01. General Authority of the Collateral Agent over the Collateral. (a) By acceptance of the benefits of this Agreement and the Collateral Documents, each Secured Party shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under the Collateral Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Agreement and the Collateral Documents directly against any Grantor or the exercise of remedies hereunder or thereunder, (iii) to agree that such Secured Party shall not take any action to enforce any provisions of this Agreement or any Collateral Document against any Grantor or to exercise any remedy hereunder or thereunder and (iv) to agree to be bound by the terms of this Agreement and the Collateral Documents.

(b) The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Collateral Documents and the Collateral granted to the Collateral Agent thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the “Collateral Estate”) under and subject to the conditions set forth in this Agreement and the other Loan Documents; and the Collateral Agent further agrees that it will hold such Collateral Estate for the benefit of the Secured Parties, as security for the enforcement of the payment of all Secured Obligations (subject to the limitations and priorities set forth herein and in the respective Loan Documents) and as security for the performance of and compliance with the covenants and conditions of this Agreement and each of the Loan Documents.

SECTION 2.02. Exercise of Powers. All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Collateral Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any Collateral Document may be exercised from time to time as herein and therein provided.

SECTION 2.03. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Agent herein or in the Loan Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Loan Document or now or hereafter existing at law or in equity or by statute.

(b) No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any Loan Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any Loan Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

(c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Loan Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Grantors, the Collateral Agent and the other Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

SECTION 2.04. Waiver and Estoppel. (a) Subject to the terms of the Collateral Documents, each Grantor agrees, to the extent it may lawfully do so, it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Loan Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any Loan Document but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 2.04(a) shall be construed as a waiver of any rights of the Grantors under any applicable federal bankruptcy law or state insolvency law or any applicable foreign bankruptcy or insolvency law.

(b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all Persons under its control who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and licensors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Loan Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Loan Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Loan Document) in connection with this Agreement and the Loan Documents and any action taken by the Collateral Agent with respect to the Collateral.

SECTION 2.05. Limitation on Collateral Agent’s Duty in Respect of Collateral. Except for the safe custody of any Collateral in its possession and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Collateral Document and any other express duties specified herein, in the Credit Agreement or in the Collateral Documents, the Collateral Agent shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

SECTION 2.06. Limitation by Law. All rights, remedies and powers provided in this Agreement or any Collateral Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 2.07. Rights of Secured Parties in Respect of Secured Obligations. Notwithstanding any other provision of this Agreement or any Collateral Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise), as expressed in the instruments evidencing or agreements governing such Secured Obligations or to institute suit for the enforcement of such payment on or after such due date, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the instruments evidencing or agreements governing such Secured Obligations.

The provisions of this Article II are without limitation to the provisions under Article IX of the Credit Agreement relating to the Collateral Agent.

ARTICLE III
Security Interest

SECTION 3.01. Security Interest. (a) As security for the timely payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent and its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor, in each case, whether now existing or owned or hereafter arising or acquired, and wherever located. The Liens granted hereunder to secure the Secured Obligations are referred to herein as the “Security Interest”.

(b) Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings and financing statements that describe the Collateral as “all assets” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC), continuation statements, filings with the United States Patent and Trademark Office, United States Copyright Office or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, or the priority thereof without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

SECTION 3.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.03. Delivery of the Securities Collateral. (a) Upon delivery to the Collateral Agent, (i) any certificated Pledged Debt Securities now or hereafter included in the Securities Collateral shall be accompanied by stock or bond powers duly executed in blank and (ii) all other property comprising part of the Securities Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor. Each subsequent delivery of Pledged Debt Securities shall be accompanied by a schedule describing the securities then being pledged hereunder, which schedule shall be attached hereto as a supplement to Schedule I and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

(b) Each Grantor agrees to promptly (and in any event within five (5) Business Days or the applicable time period required therefor in accordance with the Credit Agreement) deliver or cause to be delivered to the Collateral Agent any and all certificates or other instruments or documents representing the Pledged Debt Securities and other Securities Collateral required to be pledged to the Collateral Agent pursuant to the Loan Documents, subject to the exceptions and threshold amounts for Instruments and Tangible Chattel Paper specified in Section 4.09(a) hereof.

(c) Each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent within five (5) Business Days of receipt thereof pursuant to the terms hereof subject to the exceptions and threshold amounts for Instruments and Tangible Chattel Paper specified in Section 4.09(a) hereof.

ARTICLE IV

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

SECTION 4.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has all necessary power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained and is in full force and effect.

SECTION 4.02. Investment Property. As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, set forth on Schedule I hereto (as such schedule may be amended or supplemented from time to time) is a true, complete and correct list, in each case to the extent constituting Collateral, of all Indebtedness owed to such Grantor and all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) of such Grantor, setting forth (i) in Part I of Schedule I all Indebtedness owed to such Grantor, the issuer thereof, description thereof, debt certificate number(s), final maturity and outstanding principal amount of such Indebtedness and (ii) in Part II of Schedule I, all other investment property owned by such Grantor, the issuer thereof, name of investment, certificate number(s), amount and other identification of such investment property.

SECTION 4.03. Identity, Etc. of Grantors. As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, set forth on Schedule III hereto (as such schedule may be amended or supplemented from time to time) is a true, complete and correct list showing such Grantor’s exact legal name (as it appears in its certificate or articles of incorporation, limited liability membership agreement or similar organizational document, in each case as amended to the date hereof or the date of any amendment permitted under the Credit Agreement), location, address of chief executive office (and, if different, principal place of business), type of organization, jurisdiction of organization and organizational I.D. number (including taxpayer identification number), and, except as permitted under Section 5.10, there have been no changes in the name of such Grantor or in any other information as to such Grantor reflected on Schedule III hereto during the five years preceding the date hereof.

SECTION 4.04. Location of Equipment. As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Section 7.13 hereof, set forth on Schedule IV hereto (as such schedule may be amended or supplemented from time to time) is a true, complete and correct list of the locations of such Grantor’s material tangible assets, including, without limitation, such Grantor’s equipment and inventory.

SECTION 4.05. Letters of Credit. As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Section 7.13 hereof, set forth on Schedule V hereto (as such schedule may be amended or supplemented from time to time) is a true, complete and correct list of all letters of credit of which such Grantor is a beneficiary or assignee, showing for each such letter of credit the issuer thereof, nominated person (if any), account party, number, maximum available amount and date.

SECTION 4.06. Filings. (a) As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, all information set forth herein, including the Schedules annexed hereto (as such schedules may be amended or supplemented from time to time), is correct and complete, in all material respects. As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, the Collateral described on the Schedules annexed hereto (as such schedules may be amended or supplemented from time to time) constitutes all of the property of such type of Collateral owned or held by the Grantors. Fully completed UCC financing statements (including fixture filings, as applicable) containing a description of the Collateral have been prepared for filing in each governmental, municipal or other office specified on Schedule 5.08 to the Credit Agreement. Upon (i) the filing of fully completed UCC financing statements with the appropriate filing offices of each jurisdiction specified on Schedule 5.08 of the Credit Agreement and (ii) the taking of possession or control by the Collateral Agent of the Collateral to the extent possession or control by the Collateral Agent is required by this Agreement, the Collateral Agent for the benefit of the Secured Parties will have a perfected security interest under U.S. law in respect of all Collateral, to the extent such security interest can be perfected under the UCC by such filings and by taking such possession or control.

(b) With respect to all Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights, as of the date hereof, a fully executed Intellectual Property Security Agreement (as defined in the Credit Agreement) has been prepared for recordation with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. §1060 and 17 U.S.C. § 205. Upon the recordation of such Intellectual Property Security Agreement with the United States Patent and Trademark Office and United States Copyright Office, as applicable, and the filing of proper UCC financing statements with the appropriate filing offices of each jurisdiction specified in Schedule 5.08 of the Credit Agreement, the Collateral Agent for the benefit of the Secured Parties will have a perfected security interest under U.S. law in respect of all Collateral consisting of Patents, Trademarks and Copyrights registered in the United States in the name of any Grantor as of the date hereof, to the extent such security interest can be perfected by such recordation and filings.

SECTION 4.07. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral, securing the payment and performance of the Secured Obligations, (b) subject to the filings described in Section 4.06, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement, intellectual property security agreement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC in such jurisdictions, and (c) subject to compliance by the Grantors with Section 4.09, a perfected Security Interest in all Collateral consisting of Instruments and certificated securities in which a security interest may be perfected by possession by the Collateral Agent, in each case, to the extent required pursuant to the provisions hereof or of the other Loan Documents. The Security Interest is and shall be prior to any other Lien on any of the Collateral, except as otherwise permitted under Section 7.01 of the Credit Agreement.

SECTION 4.08. Limitations on and Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. The Grantors have not filed or consented to the filing of (a) any financing statement, intellectual property security agreement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment or collateral assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office and the United States Copyright Office or (c) any assignment in which any Grantor assigns or collaterally assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for those relating to Permitted Liens.

SECTION 4.09. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, each Instrument and each item of Tangible Chattel Paper specified in Schedule I hereto (as such schedule may be amended or supplemented from time to time) in excess of the amounts specified in the next succeeding sentence has been properly endorsed, assigned and delivered to the Collateral Agent, and, if necessary, accompanied by instruments of transfer or assignment duly executed in blank. If any amount (i) individually in excess of $100,000 or, (ii) together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent, in excess of $250,000 in the aggregate for all Grantors, in each case payable under or in connection with any of the Collateral, shall be evidenced by any Instrument or Tangible Chattel Paper constituting Collateral, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time request; provided, however, that, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall return such Instrument or Tangible Chattel Paper to such Grantor from time to time, to the extent necessary for collection in the ordinary course of such Grantor’s business, and without limiting the obligations of the Grantors hereunder.

(b) Deposit Accounts and Investment Property. (i) Each Grantor hereby represents and warrants that as of the date hereof and the date of delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, (A) it has neither opened nor maintains any Deposit Accounts other than those listed in Schedule I hereto (as such schedule may be amended or supplemented from time to time), (B) it has neither opened nor maintains any Securities Accounts or Commodity Accounts other than those listed in Schedule I hereto (as such schedule may be amended or supplemented from time to time) and (C) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Securities Collateral, those maintained in Securities Accounts or Commodity Accounts listed in Schedule I hereto (as such schedule may be amended or supplemented from time to time).

(ii) In the event the Grantors have cash, Investment Property or other funds maintained in any Deposit Accounts, Securities Accounts and/or Commodity Accounts (other than Excluded Accounts), Borrower shall promptly notify the Collateral Agent, and the Collateral Agent and the applicable Grantor shall (x) within fifteen (15) days (or such longer period as the Collateral Agent may agree in its sole discretion) after the date hereof with respect to such Deposit Accounts, Securities Accounts and/or Commodity Accounts existing on the Closing Date, and (y) with respect to such Deposit Accounts, Securities Accounts and/or Commodity Accounts created after the date hereof, promptly thereafter, enter into Control Agreements in favor of the Collateral Agent for the benefit of the Secured Parties with the banks, Securities Intermediaries or Commodity Intermediaries with which its Deposit Accounts, Securities Accounts and Commodity Accounts (other than Excluded Accounts) are maintained granting to the Collateral Agent Control over such accounts. The Collateral Agent agrees with each Grantor that, in the case of a Deposit Account subject to Collateral Agent’s Control, the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account or, in the case of a Securities Account or Commodity Account subject to Collateral Agent’s Control, the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless, in each case, an Event of Default has occurred and is continuing.

(iii) If any Grantor shall at any time hold or acquire any certificated securities (w) constituting Investment Property and other Securities Collateral required to be pledged under the Credit Agreement having a fair market value in excess of $100,000 individually, or $250,000 in the aggregate, or (x) in respect of the Equity Interests of any Subsidiary (excluding any Equity Interests constituting Excluded Property), such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank. If any securities now or hereafter acquired by any Grantor (w) constituting Investment Property required to be pledged under the Credit Agreement having a fair market value in excess of $100,000 individually, or $250,000 in the aggregate, or (x) in respect of the Equity Interests of any Subsidiary (excluding any Equity Interests constituting Excluded Property), are uncertificated and are held in accounts required to be subject to a Control Agreement pursuant to clause (ii) of this Section 4.09(b) and are not subject to a Control Agreement in favor of the Collateral Agent, such Grantor shall promptly notify the Collateral Agent, and the Collateral Agent shall notify the Lenders thereof. Such Grantor shall cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor.

(iv) As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to or the destruction of the Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this Section 4.09(b) shall release or relieve any Person of its duties and obligations under any Control Agreement or under applicable law.

(v) Each Grantor shall promptly pay all Charges and fees with respect to the Investment Property in which a security interest is granted by it under this Agreement, except that no such Charge or fee need be paid if the amount or validity thereof is currently being contested in good faith, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor, and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein. After the occurrence and during the continuance of an Event of Default, in the event any Grantor shall fail to make any such payment contemplated in the immediately preceding sentence, the Collateral Agent may (but is not obligated to) do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent from all liabilities, costs and expenses incurred by the Collateral Agent under this Section 4.09(b)(v).

(c) Electronic Chattel Paper and Transferable Records. If any amount (i) individually in excess of $100,000 or, (ii) together with all amounts payable evidenced by any Electronic Chattel Paper or transferable record as to which control was not previously given to the Collateral Agent, in excess of $250,000 in the aggregate for all Grantors, in each case payable under or in connection with any of the Collateral, shall be evidenced by any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent. Such Grantor shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent for the benefit of the Secured Parties control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent will arrange for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as applicable, that a party in control may allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor in a face amount individually in excess of $100,000 or together with all amounts payable evidenced by any Letter-of-Credit Rights not previously delivered to the Collateral Agent in excess of $250,000 in the aggregate for all Grantors, such Grantor shall promptly notify the Collateral Agent, and the Collateral Agent shall notify the Lenders and, such Grantor shall use commercially reasonable efforts to (unless the Collateral Agent consents otherwise) either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent for the benefit of the Secured Parties of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit.

(e) Commercial Tort Claims. As of the date hereof and the date of each delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, each Grantor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed on Schedule II hereto (as such schedule may be amended or supplemented from time to time). If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value (i) individually in excess of $100,000 or, (ii) together with all amounts payable evidenced by any Commercial Tort Claims not previously delivered to the Collateral Agent, in excess of $250,000 in the aggregate for all Grantors, such Grantor shall promptly notify the Collateral Agent. Such Grantor shall grant to the Collateral Agent for the benefit of the Secured Parties in writing signed by such Grantor a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement. The Grantor(s) shall have sole control of all aspects of Commercial Tort Claims that are subject to this Section 4.09(e) unless and until an Event of Default has occurred and is continuing, the Secured Obligations have been accelerated as set forth in Article VIII of the Credit Agreement and the Collateral Agent or the other Secured Parties have begun exercising rights with respect to other Collateral under this Agreement and as set forth in Article VIII of the Credit Agreement.

SECTION 4.10. No Conflicts, Consents, etc. In the event that an Event of Default has occurred and is continuing and the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.11. Intellectual Property. Each Grantor is the exclusive owner of all right, title and interest in or is otherwise entitled to use all Intellectual Property used in or material to the operation of such Grantor’s business subject only to the terms of the Licenses. All necessary registration, maintenance and renewal fees currently due and owing in connection with the Copyrights, Patents and Trademarks listed on Schedule 5.17 of the Credit Agreement have been paid, and all necessary documents, recordations and certifications in connection therewith have been filed with the relevant authorities to record and perfect each Grantor’s interest and chain of title in such Copyrights, Patents and Trademarks, and such Copyrights, Patents and Trademarks are valid and enforceable. No claim has been asserted and is pending by any Person with respect to the use by any Grantor of any Intellectual Property or challenging or questioning the validity or enforceability of any Intellectual Property necessary for the conduct of the business of any Grantor. To the knowledge of the Grantors, no Person is engaging in any activity that infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property. Each Grantor has taken commercially reasonable measures to maintain the confidentiality and value of all Trade Secrets used or held for use in the operation of the business of such Grantor. To the knowledge of the Grantors, no Trade Secrets have been disclosed by any Grantor except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached. The operation of each Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property in connection therewith do not infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

SECTION 4.12. Securities Collateral. (a) As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, each Grantor is the direct owner, beneficially and of record, of the Pledged Debt Securities indicated on Schedule I (as such schedule may be amended or supplemented from time to time) and holds the same free and clear of all Liens other than Permitted Liens.

(b) No Grantor will make any assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Securities Collateral, other than Liens securing the Secured Obligations.

(c) Subject to Sections 3.03, 4.09(b)(iii) and 5.13, each Grantor will cause any and all Securities Collateral (whether for value paid by such Grantor or otherwise) to be delivered to the Collateral Agent and pledged or assigned hereunder.

(d) All of the Pledged Debt Securities issued by any Grantor have been duly authorized, executed and delivered and, as of the date hereof, to the knowledge of such Grantor, are the enforceable obligations of the issuer thereof.

(e) As of the date hereof and the date of delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, Schedule I hereof (as such schedule may be amended or supplemented from time to time) sets forth all of the Subsidiaries of each Loan Party whose Equity Interests are required to be pledged pursuant to Section 6.11 of the Credit Agreement and the Collateral and Guarantee Requirement of the Credit Agreement.

ARTICLE V

Covenants

SECTION 5.01. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend its right, interest and title in and to the Collateral against all Persons (other than, as to Permitted Liens, the holders of Permitted Liens) and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien other than Permitted Liens.

SECTION 5.02. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, agreements and documents and take all such actions as the Collateral Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby and by the other Loan Documents, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 5.03. Taxes; Encumbrances. During the continuance of an Event of Default, the Collateral Agent at its option may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral except to the extent the same constitute Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any reasonable documented expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 5.03 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances or maintenance or preservation as set forth herein or in the other Loan Documents.

SECTION 5.04. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account in an amount in excess of $250,000, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the first priority and perfected status of the Security Interest of the Collateral Agent against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 5.05. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless each of the Collateral Agent, each Secured Party and each of their respective affiliates, agents and representatives from and against any and all liability for such performance except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as determined by a final non-appealable judgment of a court of competent jurisdiction.

SECTION 5.06. Use and Disposition of Collateral. None of the Grantors shall grant any Lien in respect of the Collateral other than Liens securing the Secured Obligations and Permitted Liens.

SECTION 5.07. Limitation on Modification of Accounts. Subject in each case to its reasonable business judgment, none of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts Receivable in excess of $250,000, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with such Grantor’s collection practices as in effect from time to time.

SECTION 5.08. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 6.07 of the Credit Agreement, and the Collateral Agent shall be named as the loss payee and/or additional insured, as applicable, thereunder. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent), for so long as any Secured Obligations remain outstanding, as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. So long as no Event of Default has occurred and is continuing, all actions to be taken with respect to the making, settling and adjusting of claims under insurance policies may be taken by the Grantors without any requirement of participation or consent from the Collateral Agent.

SECTION 5.09. Certain Covenants Regarding Intellectual Property. (a) With respect to each item of its Intellectual Property that is material to the conduct of each Grantor’s business, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, with respect to Intellectual Property owned by such Grantor that is registered or for which an application for registration is pending, in the U.S. Patent and Trademark Office and the U.S. Copyright Office, to maintain the validity and enforceability of such Intellectual Property. No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any of its Intellectual Property, or abandon any right to file an application for Patent, Trademark, or Copyright, unless such Grantor shall have determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

(b) Each Grantor shall use proper statutory notice as required by law in connection with its use of each item of its Intellectual Property. No Grantor shall do or authorize any act or knowingly omit to do any act whereby any of its material Intellectual Property is likely to lapse or become invalid or unenforceable or placed in the public domain.

(c) Each Grantor shall notify the Collateral Agent as soon as practicable if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office or other proceeding with respect to its Intellectual Property regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to the conduct of its business, or its right to register the same, or to keep and maintain the same.

(d) In the event that any Grantor, either itself or through any agent, employee, licensee or designee, files an application for or, following the Closing Date, becomes the registered owner of, any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright), such Grantor shall, with the delivery of any supplemental Schedules pursuant to Sections 5.11 and 7.13 hereof, notify the Collateral Agent and such Grantor shall execute and deliver any and all agreements, instruments, documents and papers as are necessary to evidence the Secured Parties’ security interest in such Patent, Trademark or Copyright or application therefor, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until this Agreement is terminated.

(e) Each Grantor will take all commercially reasonable steps that are consistent with its reasonable business judgment in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any other proceeding with respect to its Intellectual Property to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks or Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(f) In the event that any Grantor has reason to believe that any Intellectual Property which is material to its business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Collateral Agent and shall, if consistent with its reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as are appropriate under the circumstances to protect such Collateral.

(g) To each Grantor’s knowledge, on and as of the date hereof, such Grantor is not infringing upon any patent, trademark or copyright of any other Person other than such infringement that, individually or in the aggregate, would not (or would not reasonably be expected to) result in a material adverse effect on the value or utility of the Collateral consisting of Intellectual Property or any portion thereof material to the use and operation of the Collateral and no proceedings have been instituted or are pending against such Grantor or, to such Grantor’s knowledge, threatened, and no claim against such Grantor has been received by such Grantor, alleging any such violation.

(h) Upon and during the continuance of an Event of Default, each Grantor shall upon the written request of the Collateral Agent use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, in each case, material to the conduct of such Grantor’s business to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

SECTION 5.10. Location of Collateral; Post Closing Changes. (a) Each Grantor will keep its material tangible assets, including equipment and inventory, at the places specified in Schedule IV hereto (as such schedule may be amended or supplemented from time to time) or, upon 30 days’ (or such shorter time as the Collateral Agent may agree) prior written notice to the Collateral Agent, at such other places designated by such Grantor in such notice and (b) no Grantor will change its name, structure, legal existence, type of organization, jurisdiction of organization, tax identification number, organizational identification number or location or chief executive office from those set forth in Schedule III hereto (as such schedule may be amended or supplemented from time to time) without giving the Collateral Agent at least ten (10) Business Day’s prior written notice (or such lesser time as may be agreed by the Collateral Agent).

SECTION 5.11. Supplemental Schedules. Concurrently with the delivery of each Compliance Certificate pursuant to Section 6.01(d) of the Credit Agreement, the Grantors shall deliver written supplements to Schedules I and IV annexed hereto, updating the information set forth in such Schedules (as supplemented from time to time) or a confirmation that there has been no material change in such information since the date hereof or the most recently delivered Schedules.

SECTION 5.12. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Debt Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Grantors, endorsed or assigned in blank or in favor of the Collateral Agent; provided that the Collateral Agent shall not exercise any such right unless an Event of Default is continuing and Collateral Agent has provided prior written notice thereof to the Grantors. During the continuance of any Event of Default, each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Debt Securities registered in the name of such Grantor. During the continuance of any Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Debt Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 5.13. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

(i) Each Grantor shall have the right to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Debt Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such Grantor will not be entitled to exercise any such right if the result thereof would reasonably be expected to materially and adversely affect the rights and remedies of any of the Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and

(iii) Subject to the next two sentences, each Grantor shall be entitled to receive and retain any and all cash dividends, interest, principal and other amounts paid on the Pledged Debt Securities to the extent and only to the extent that such cash dividends, interest, principal and other amounts are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, interest, principal and other amounts, and all dividends, interest, principal and other amounts paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Debt Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Debt Securities or received in exchange for Pledged Debt Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Securities Collateral (except to the extent constituting Excluded Property), and, if any Grantor receives any certificated securities or property not constituting Excluded Property (x) in a transaction not permitted by the Credit Agreement or, (y) upon the occurrence and during the continuance of an Event of Default, in connection with the preceding sentences of this subparagraph (iii), such securities or property shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other amounts that such Grantor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other amounts. All dividends, interest, principal or other amounts received by the Grantor contrary to the provisions of this Section 5.13 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be applied in accordance with the provisions of Section 6.02. Within ten (10) Business Days after all such Events of Default have been cured or waived, the Collateral Agent shall return to each Grantor all cash dividends, interest or principal (including interest earned thereon) that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account; provided, however, the Collateral Agent shall be under no obligation with respect to the investment of such cash dividends, interest or principal, including, for the avoidance of doubt, any requirement to invest such cash dividends, interest or principal in any class of investment, interest-bearing or otherwise.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5.13, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5.13, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers upon prior written notice to Grantors. After all Events of Default have been cured or waived, such Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE VI

Remedies

SECTION 6.01. Remedies upon Default. After the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent (or, to the extent delivery of such Collateral would be commercially impracticable, make such Collateral available), and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of applicable law or any then existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process but with prior notice or demand for performance, to take possession of the Collateral and so long as there is not a breach of peace, without liability except for its gross negligence or willful misconduct, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right, subject to compliance with applicable federal and state securities laws, to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Subject to any mandatory provision of applicable law, each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give a Grantor not less than ten (10) Business Days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC) of the Collateral Agent’s intention to make any sale or other disposition of such Grantor’s Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released, to the maximum extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Secured Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding any cure of any Event of Default or any repayment of the Obligations following the entry into such an agreement. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Each Grantor acknowledges that any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the UCC.

SECTION 6.02. Application of Proceeds. The proceeds of any sale of Collateral pursuant to Section 6.01, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent in accordance with Section 8.03 of the Credit Agreement.

SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully or contractually entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, except to the extent that such license may not be granted as a result of a pre-existing license arrangement, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all Computer Software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised after the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. Such license shall be irrevocable until this Agreement is terminated.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Schedule 10.02 of the Credit Agreement. All communications and notices hereunder to each Grantor shall be given to it in care of Borrower at Borrower’s address set forth in Schedule 10.02 of the Credit Agreement.

SECTION 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Term Loan, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 7.03. Binding Effect. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed and delivered on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by each of the other Loan Documents.

SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party permitted under the Credit Agreement; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT (I) AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND (II) TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 7.06. Waivers; Amendment; Several Agreement; Confidentiality. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into among Borrower, the Collateral Agent and the Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consents required in accordance with Section 10.01 of the Credit Agreement.

(c) This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

(d) The Collateral Agent agrees to maintain the confidentiality of Loan Party Information as provided in, and otherwise comply with the requirements of, Section 10.08 of the Credit Agreement.

SECTION 7.07. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.07 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 7.08. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed among the parties that this Agreement shall create separate security interests in the Collateral securing the Secured Obligations as provided in Section 3.01, and that any determination by any court with jurisdiction that the security interest securing any Secured Obligation or class of Secured Obligations is invalid for any reason shall not in and of itself invalidate the Security Interest securing any other Secured Obligations hereunder.

SECTION 7.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in Section 7.03. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic transmission of a .pdf copy or an executed counterpart of this Agreement shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.10. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.11. Jurisdiction; Consent to Service of Process. (a) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO OR THERETO.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for in Section 10.02 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.12. Termination. (a) This Agreement and the Security Interest shall terminate upon the Termination Date (as defined in the Credit Agreement), at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and other documents which the Grantors shall reasonably request to evidence such termination and shall return to the Grantors any Collateral held by the Collateral Agent. Any execution and delivery of termination statements or documents pursuant to this Section 7.12(a) shall be without recourse to or warranty by the Collateral Agent.

(b) Upon any sale, lease, transfer or other disposition by any Grantor of any Collateral that is permitted under the Loan Documents, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.11(a)(iii) of the Credit Agreement, or upon the release of any Grantor from its obligations under its Guaranty pursuant to Section 9.11(b) of the Credit Agreement, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and other documents that such Grantor shall reasonably request to evidence such termination or release and shall return to such Grantor any Collateral owned by such Grantor that is in the Collateral Agent’s possession. Any execution and delivery of UCC termination statements and similar documents pursuant to this Section 7.12(b) shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.13. Additional Grantors. To the extent any Subsidiary shall be required to become a Grantor pursuant to any Loan Document, upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Annex I hereto and Schedules annexed thereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor thereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.14. Financing Statements. Each Grantor hereby irrevocably authorizes the Collateral Agent (for so long as any Secured Obligation remains outstanding) at any time and from time to time, in the instance that the Grantor has not filed a financing statement or amendment as required, to file in any relevant jurisdiction any initial financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets in which the Grantor now owns or hereafter acquires rights” (or words of similar import) and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates, and upon request of Borrower, the Collateral Agent shall promptly provide copies of any such filings to Borrower at its address for notices specified in Section 7.01. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.

SECTION 7.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable until this Agreement is terminated and is coupled with an interest. The Collateral Agent shall, on prior notice to each Grantor, have the right, after the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.

SECTION 7.16. Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Debt Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Debt Securities permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Debt Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Debt Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Debt Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Debt Securities, limit the purchasers to those who will represent and agree, among other things, to acquire such Pledged Debt Securities for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent (but subject to the other provisions of this Agreement), (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Debt Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Debt Securities at a price that the Collateral Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 7.16 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 7.17. Collateral Agent. The parties hereto hereby agree that the Collateral Agent shall be entitled to all of the rights, protections, privileges, indemnities and immunities afforded to it as the Collateral Agent under the Credit Agreement in connection with its execution of this Agreement and performance of its obligations hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LogicMark, LLC, as a Grantor

By:
Name:
Title:

NXT-ID, Inc., as a Grantor

By:
Name:
Title:

3D-ID, LLC, as a Grantor

By:
Name:
Title:

, as Collateral Agent

By:
Name:
Title:

signature page
security agreement

Annex I to the

Security Agreement

Form of Joinder Agreement

Supplement No. ___ (this “Supplement”) dated as of [___________], to the Security Agreement (the “Security Agreement”) dated as of May 3, 2019, among LogicMark, LLC, a Delaware limited liability company (“Borrower”), NXT-ID, Inc., a Delaware corporation (“Parent”), each Subsidiary of Parent listed on the signature pages thereto (together with Borrower and Parent, collectively, the “Grantors”) and                                                                  , as collateral agent (in such capacity, and together with any successors in such capacity, the “Collateral Agent”) for the Secured Parties.

A. Reference is made to (a) the Senior Secured Credit Agreement, dated as of May 3,                                                                                                                                                                              time to time, the “Credit Agreement”), among Borrower, the lenders party thereto (the “Lenders”) and                       , in its capacities as Administrative Agent and Collateral Agent and (b) the Guaranty Agreement, dated as of May 3, 2019 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), among Parent, each Subsidiary of Parent party thereto from time to time and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. Pursuant to Section 6.11 of the Credit Agreement and the “Collateral and Guarantee Requirement” of the Credit Agreement (and subject to certain limitations specified therein), certain Subsidiaries of Parent are required to enter into the Collateral Documents upon the occurrence of certain events and circumstances specified therein. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a party to the Security Agreement.

Accordingly, the Collateral Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 6.11 of the Credit Agreement, the “Collateral and Guarantee Requirement” of the Credit Agreement and Section 7.13 of the Security Agreement, the New Guarantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a party thereto and hereby (a) agrees to all terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects (without giving effect to any materiality or material adverse effect qualification therein) on and as of the date hereof (after giving effect to this Supplement). In furtherance of the foregoing, the New Guarantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby grant to the Collateral Agent (and its successors and assigns), for the benefit of the Secured Parties (and their respective successors and permitted assigns), a security interest in and lien on all of the New Guarantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Guarantor. The Security Agreement is hereby incorporated herein in its entirety by reference.

ANNEX I-1

SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or electronic transmission of a .pdf copy or an executed counterpart of this Agreement shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Attached hereto are supplemental schedules to Schedules I to V to the Security Agreement. The New Guarantor hereby represents and warrants that, as of the date hereof, all information set forth in the schedules annexed hereto is true, complete and correct in all material respects (without giving effect to any materiality or material adverse effect qualification therein).

SECTION 5. Except as expressly supplemented hereby, each of the Collateral Documents shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder of the New Guarantor shall be given to it at the address set forth under its signature below.

SECTION 9. The New Guarantor agrees, to the extent provided in Section 10.04 of the Credit Agreement, to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of external counsel for the Collateral Agent.

SECTION 10. The Collateral Agent shall not be responsible for the validity or sufficiency of this Supplement nor for the recitals herein.

[Signature Pages Follow]

ANNEX I-2

IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Guarantor],

By:
Name:
Title:
Address:

signature page
supplement no. [    ] to security agreement

, as Collateral Agent

By:
Name:
Title:

signature page
supplement no. [    ] to security agreement